 EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to Series B shares, without par value, and Series BB shares without par value, of Pacific Airport Group (Grupo Aeroportuario del Pacífico, S.A.B. de C.V.), a corporation (sociedad anónima bursátil de capital variable) organized under the laws of Mexico.

It is understood and agreed that each of the parties hereto is responsible for the timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, but such party is not responsible for the completeness and accuracy of information concerning the other parties making the filing unless such party knows or has reason to believe that such information is inaccurate. It is understood and agreed that a copy of this agreement shall be attached as an exhibit to the statement on Schedule 13D, and any amendments thereto, filed on behalf of the parties hereto.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

[The Remainder of this Page is Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 7th day of May, 2026.

ENAIRE E.P.E.

By:	/s/ Enrique Maurer Somolinos
Name: Enrique Maurer Somolinos
Title: Authorized Signatory

AENA S.M.E, S.A.

By:	/s/ Javier Marín San Andrés
Name: Javier Marín San Andrés
Title: Authorized Signatory

AENA DESARROLLO INTERNACIONAL S.M.E., S.A.

By:	/s/ Emilio Rotondo Inclán
Name: Emilio Rotondo Inclán
Title: Authorized Signatory

[Signature Page to Joint Filing Agreement]